UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 17, 2005
Commission file number 1-13163
___________

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

As disclosed in the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2005, David J. Deno, the registrant’s Chief Operating Officer, submitted a written letter of resignation to the registrant notifying the registrant that he was resigning for personal family reasons. Mr. Deno’s resignation will be effective as of the close of business on February 16, 2006 (the “Leave Commencement Date”). In connection with his resignation, Mr. Deno and the registrant executed a Separation Agreement, subject to extension in limited circumstances, dated November 17, 2005, which addresses the obligations and responsibilities of Mr. Deno and the registrant to each other. The material terms and conditions of the Separation Agreement are summarized below, which descriptions are qualified in their entirety by reference to the provisions of the Separation Agreement filed with this report as Exhibit 99.1.

Employment Status

Until the Leave Commencement Date, Mr. Deno will continue to be the Chief Operating Officer of the registrant. Following the Leave Commencement Date, and continuing through January 1, 2007 (the “Termination Date”), Mr. Deno will be placed on a paid leave of absence and will no longer be the registrant’s Chief Operating Officer. Mr. Deno will remain available during this paid leave of absence for special projects assigned to him by the registrant’s Chairman, Chief Executive Officer and President, David C. Novak, or Chief People Officer, Anne P. Byerlein

Salary, Separation Pay and Bonus

Until the Leave Commencement Date, Mr. Deno will continue to receive his current base salary, which is $535,000 on an annual basis. Subject to his compliance with the other provisions of the Separation Agreement, Mr. Deno will continue to receive his current base salary during his paid leave of absence. Mr. Deno’s 2005 bonus, the award and amount of which will be in the sole discretion of Mr. Novak and the Compensation Committee of the registrant’s Board of Directors, will not exceed $385,000.

Stock Options

Provided that he complies with other requirements specified in the Separation Agreement, Mr. Deno will continue to vest in his YUM! Stock Options through the Leave Commencement Date. As of the Leave Commencement Date, Mr. Deno will forfeit all unvested options and all unexercised options.

Other Benefits

Mr. Deno will receive a payment for any earned and accrued vacation time as of the Leave Commencement Date. Until the Leave Commencement Date, Mr. Deno may continue to participate in the YUM! Brands 401(k) Plan. However, he will not be entitled to make any additional contributions to such plan once he begins his paid leave of absence. Any amounts that Mr. Deno has deferred under the registrant’s Executive Income Deferral Program will be paid to him in accordance with the terms of his elections under that program, however, he will not be able to defer any additional amounts under that program once he begins his paid leave of absence. Subject to his compliance with the other provisions of the Separation Agreement, Mr. Deno may continue to participate through December 31, 2006 in the registrant’s Executive Car Program and other perquisites provided by the registrant to its senior executives and he and his dependents will continue to be covered during his paid leave of absence under the registrant’s benefits coverages. Mr. Deno may continue to participate in the YUM! Brands Retirement Plan and the registrant’s Pension Equalization Plan until the Termination Date.

Noncompetition and Nonsolicitation

The Separation Agreement prohibits Mr. Deno from entering into an employment, consulting or other relationship with specified types of restaurant organizations. This prohibition is effective from the effective date of the Separation Agreement until December 31, 2007. In addition, during such time period, Mr. Deno is prohibited from soliciting employees of the registrant (except with the registrant’s prior consent), or diverting customers, franchisees or suppliers from the registrant or otherwise disrupting or impairing the registrant’s relationships with such persons.

Mitigation and Offset

Mr. Deno’s entitlement to receive salary, bonus and continued benefits are subject to a mitigation and offset provision included in the Separation Agreement, which provision will prevent or restrict his receipt of salary, bonus and continued benefits if he accepts non-academic employment on or before July 1, 2006 without the prior written consent of Mr. Novak or Ms. Byerlein.

Waiver and Release and Covenant Not to Sue

The Separation Agreement contemplates that Mr. Deno will execute two waivers and releases of claims and covenants not to sue (each a “Waiver and Release”), the first no later than December 8, 2005 and the second between February 16, 2006 and February 19, 2006. Each Waiver and Release will release the registrant from specified claims, actions or liabilities. Each Waiver and Release also includes a covenant not to sue the registrant on the basis of any claim arising out of or related to Mr. Deno’s employment and/or separation from the registrant. Mr. Deno’s entitlement to receive various of the benefits described above is contingent upon his execution and non-revocation of such releases.

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Appointment of New Director

On November 18, 2005, the Company's Board of Directors appointed Thomas C. Nelson as a director. The appointment is effective as of January 26, 2006, the date of the next meeting of the Board of Directors. As of this filing, Mr. Nelson has not been appointed to a committee of the Board of Directors. There is no arrangement or understanding between Mr. Nelson and any other person pursuant to which he was selected as a director. A copy of the Company's press release announcing the appointment of Mr. Nelson is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events

On November 18, 2005, the Company announced that its Board of Directors had authorized the repurchase of up to an additional $500 million of the Company’s outstanding common stock over a period of up to twelve months. The Company also announced that the Board of Directors approved a dividend of $0.115 per share of common stock, which will be distributed February 3, 2006, to stockholders of record at the close of business January 13, 2006. A copy of the Company’s press release announcing the authorization of the share repurchases and the dividend is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

99.1 - David J Deno: Separation Agreement and Release of Claims

99.2 - Press release dated November 18, 2005: YUM! Brands Appoints Thomas C. Nelson to Board; Announces New $500 Million Share Buyback and Declares Quarterly Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: November 23, 2005	/s/ Matthew M. Preston
Vice President and
Associate General Counsel